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Exhibit 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

        We have issued our report dated January 17, 2019 on estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of Energen Corporation, a wholly owned subsidiary of Diamondback Energy, Inc. ("Diamondback") as of December 31, 2018 included in Diamondback's Annual Report on Form 10-K, as amended by Amendment No. 1, for the year ended December 31, 2018 (the "Report"). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Report in this Registration Statement on Form S-3 of Diamondback (this "Registration Statement"), (ii) the use in this Registration Statement of the information contained in the Report and in our prior reserve reports referenced in this Registration Statement and in Diamondback's Annual Report on Form 10-K, as amended by Amendment No. 1, for the year ended December 31, 2018, which is incorporated by reference in this Registration Statement and (iii) all references to our firm in this Registration Statement. We further consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
November 18, 2019

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  Exhibit 23.5
CONSENT OF RYDER SCOTT COMPANY, L.P.